-more- News ONEOK Announces Joint Ventures with MPLX to Build LPG Export Terminal at Premier Location on U.S. Gulf Coast Expands and Extends Integrated NGL Value Chain TULSA, Okla. – Feb. 4, 2025 – ONEOK, Inc. (NYSE: OKE) and MPLX LP (NYSE: MPLX) have entered into definitive agreements to form joint ventures to construct a new large- scale 400,000-barrel per day (bpd) liquefied petroleum gas (LPG) export terminal in Texas City, Texas, and a new 24-inch pipeline from ONEOK’s Mont Belvieu, Texas, storage facility to the new terminal. Texas City Logistics LLC (TCX), the export terminal joint venture, is owned 50% by ONEOK and 50% by MPLX, with MPLX constructing and operating the facility, and is expected to be completed in early 2028. ONEOK’s and MPLX’s share of the total investment in the export terminal is expected to be approximately $700 million each for a total of $1.4 billion. The export terminal will leverage Marathon’s existing location and infrastructure providing construction timing and cost benefits. The 400,000-bpd loading throughput is expected to be primarily low ethane propane (LEP) and normal butane (NC4), with ONEOK and MPLX each contractually reserving 200,000-bpd for their respective customers. MBTC Pipeline LLC, the pipeline joint venture, is owned 80% by ONEOK and 20% by MPLX, with ONEOK constructing and operating the pipeline. ONEOK’s and MPLX’s share of the total investment in the pipeline are expected to be approximately $280 million and $70 million, respectively, for a total of $350 million. ONEOK’s share of capital investment for these projects is expected to be approximately $1.0 billion. “We are excited to collaborate with MPLX on these strategically located projects which expand and extend our NGL value chain providing additional optionality and value to our customers,” said Pierce H. Norton II, ONEOK president and chief executive officer. “Given our high expectations for future growth and demand for more energy infrastructure, including export capacity, these projects with MPLX complement our disciplined capital allocation strategy.” Feb. 4, 2025 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Annell Morrow 918-894-8740 Exhibit 99.1

ONEOK Announces Joint Ventures with MPLX to Build LPG Export Terminal at Premier Location on U.S. Gulf Coast Feb. 4, 2025 Page 2 --------------------------------------------------------------------------------------------------------------------- At ONEOK (NYSE: OKE), we deliver energy products and services vital to an advancing world. We are a leading midstream operator that provides gathering, processing, fractionation, transportation and storage services. Through our approximately 60,000-mile pipeline network, we transport the natural gas, natural gas liquids (NGLs), refined products and crude oil that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future. As one of the largest diversified energy infrastructure companies in North America, ONEOK is delivering energy that makes a difference in the lives of people in the U.S. and around the world. ONEOK is an S&P 500 company headquartered in Tulsa, Oklahoma. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, X and Instagram. Some of the statements contained and incorporated in this news release are forward-looking statements as defined under federal securities laws. The forward-looking statements relate to our anticipated financial performance (including projected capital expenditures and cash flow), liquidity, management’s plans and objectives for our future growth projects (including dates for expected completion of growth projects) and other future operations, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities laws and other applicable laws. Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "goal," "guidance," "intend," "may," "might," “outlook,” "plan," "potential," "project," "scheduled," "should," "will," "would" and other words and terms of similar meaning. One should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements, including, without limitation, ONEOK being unable to achieve the anticipated benefits of the transaction. Those factors may affect our operations, markets, products, services and prices. These and other risks are described in greater detail in Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and in the other filings that we make with the Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Any such forward-looking statement speaks only as of the date on which such statement is made, and, other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise. ###